Exhibit 10(a)

                                 BUSINESS NOTE

OnCourse Technologies, Inc.        August 12, 2002          $100,000.00
---------------------------        ---------------          -----------
         (Maker)                       (Date)

  1. PROMISE TO PAY AND PAYMENT SCHEDULE. The undersigned ("Maker", whether one or more) promises to pay to the order of Lincoln State Bank ("Lender") at 3131 South 13th Street, Milwaukee 53215, Wisconsin, the sum of $100,000.00:

       a. SINGLE PAYMENT. In one payment on November 12, 2002, plus interest payable as set forth below.

  2. INTEREST CALCULATION. If the amount of interest is not shown on line 4 below, this Note bears interest on the unpaid principal balance before maturity:

       a. VARIABLE RATE. At the annual rate which is equal to the following Index Rate, plus 1.500 percentage points ("Note Rate"), and the Note Rate shall be adjusted as provided below. The Index Rate is Prime Rate as published in the Wall Street Journal.

       The initial Note Rate is 6.250%. An adjustment in the Note Rate will result in an increase or decrease in the amount of the final payment. The Note Rate shall be adjusted only as and when the Index Rate changes.

       In addition, Lender is authorized to change the amount of period payments if and to the extent necessary to pay in full all accrued interest owing on the Note. The Maker agrees to pay any resulting payments or amounts. The Note Rate shall be adjusted only as and when the Index Rate changes.

       b. Interest is computed. For the actual number of days principal is unpaid on the basis of 360 days a year.

       c. Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate which would otherwise be applicable plus 3.000 percentage points, computed on the same basis as the interest rate before maturity.

       d. Unpaid principal and interest bear interest after maturity until paid (whether by acceleration or lapse of time) at the rate which would otherwise be applicable plus 3.000 percentage points computed on the same basis as the interest rate before maturity.

  3. INTEREST PAYMENT. Interest is payable on February 12, 2003, and on the same day of each succeeding month thereafter.

  4. OTHER CHARGES. If any payment (other than the final payment) is not made on or before the 15th day after its due date, Lender may collect a delinquency charge of 3.00% of the unpaid amount.

  5. PREPAYMENT. Full or partial prepayment of this Note is permitted at any time without penalty.

  6. DEFAULT AND ENFORCEMENT. Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount when due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warrant made under this Note or information provided by Maker to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker's financial condition, (d) Maker fails to timely observe or perform any of the covenants, or duties contained in this Note,
     (e) any guarantee of Maker's obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker's spouse or a surety or guarantor of this Note dies or ceases to exist, (g) an event of default occurs under any agreement securing this Note, or (h) Lender deems itself insecure, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker, surety, indorser or guarantor becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender's rights and remedies upon such default. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender's option the county in which Lender has its principal office in this state, the county in which any Maker resides or the county in which this Note was executed.

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  7. SECURITY.  This Note is secured by all existing and future security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, set-off against any deposit balance or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note.

  8. RIGHTS OF LENDER. Without affecting liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligation of Maker to Lender. Without affecting the liability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment.

  9. OBLIGATIONS AND AGREEMENTS OF MAKER. The obligations under this Note of all Makers are joint and several. All Makers, indorsers, sureties, and guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Make authorizes Lender to disclose financial and other information about Maker to others.

 10. INTERPRETATION. This Note is intended by Maker and Lender as a final expression of this Note and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Note. This Note may not be supplemented or modified except in writing. This Note benefits Lender, its successors and assigns, and binds Maker and Maker's heirs, personal representative, successors and assigns. The validity, construction and enforcement of this Note are governed by the internal laws of Wisconsin. Invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provision of this Note.

 11. This note is also secured by but not limited to: General Business Security Agreements and Guarantees of Micro Estimating Systems, Inc., CAM Solutions, Inc., Cimtronics, Inc., and TekSoft, Inc. and General Business Security Agreement from OnCourse Technologies, Inc. Personal guarantees of Charles
     W. Beyer (30%), and Bernard A. Woods III (70%).

                                   OnCourse Technologies, Inc.
                                   A Nevada Corporation

                              By:  /s/ Bernard A. Woods, III (CEO)
                                   -------------------------------
                                   Bernard A. Woods, III, CEO

                              By:  /s/ William C. Brown
                                   -------------------------------
                                   William C. Brown, CFO

                                   3106 S. 166th Street
                                   New Berlin, WI  53151

                                   Joseph Murry, Vice President
                                   -------------------------------
                                   Loan Officer

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